Registration No. 333- [•]

As filed with the Securities and Exchange Commission on October 29, 2020

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE PECK COMPANY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	47-2150172
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4050 Williston Road, #511
South Burlington, Vermont 05403
 (Address of principal executive offices, including zip code)

The Peck Company Holdings, Inc. 2020 Equity Incentive Plan
(the “2020 Equity Incentive Plan”)
(Full title of the plan)

4050 Williston Road, #511
South Burlington, Vermont 05403
Telephone: (802) 658-3378
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal
Executive Offices)

Jeffrey Peck
Chief Executive Officer
The Peck Company Holdings, Inc.
4050 Williston Road, #511
South Burlington, Vermont 05403
Telephone: (802) 658-3378
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

H. Kenneth Merritt, Jr., Esq.
Merritt & Merritt
60 Lake Street, 2nd Floor
PO Box 5839
Burlington, VT 05402
Tel: (802) 658-7830

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001per share	500,000	$6.69	$3,345,000	$364.94

(1)
Represents 500,000 shares of Common Stock to be issued pursuant to The Peck Company Holdings, Inc. 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”) adopted by the Board of Directors (the “Board”) of The Peck Company Holdings, Inc. (the “Company”)

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low selling prices of the Company’s Common Stock as reported on the Nasdaq Stock Market on October 26, 2020.

EXPLANATORY NOTE

This Registration Statement is being filed by the Company in accordance with the requirements of Form S-8 under the Securities Act in order to register 500,000 shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”) issuable pursuant to The Peck Company Holdings, Inc. 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”) adopted by the Company’s Board of Directors.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*
The documents containing the information specified in this Part I of Form S-8 (Plan Information and Registration Information and Employee Plan Annual Information) will be sent or given to recipients of the grants under The Peck Company Holdings, Inc. 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”), adopted by the Company’s Board of Directors as specified by the Commission pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Company will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission’s Public Reference Section, Room 1024, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission’s web site is “http://www.sec.gov”.

The following documents are incorporated by reference in this Registration Statement:

(1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on April 14, 2020;

(2) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on May 14, 2020;

(3) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 as filed with the SEC on August 13, 2020.

(4) Our Current Reports on Form 8-K and 8-K/A, as applicable, as filed with the SEC on January 17, 2020, March 31, 2020, April 28, 2020; August 12, 2020 and September 1, 2020; and

(5) The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on March 1, 2016, including any amendments and reports filed for the purpose of updating such description.

Except to the extent such information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, and,  in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as the Company is, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

The Company’s Second Amended and Restated Certificate of Incorporation and bylaws provide that the Company will indemnify its directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, the Company’s director and officer indemnification agreements with each of the Company’s directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against the Company or its directors or officers unless the Company join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by the Company’s stockholders will be prospective only and will not adversely affect any limitation on the liability of any of the Company’s directors or officers existing as of the time of such repeal or modification.

The Company is also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

For a list of all exhibits filed or included as part of this Registration Statement, see “Index to Exhibits” at the end of this Registration Statement.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 filed with the Company’s Registration Statement on Form S-1 filed with the SEC on November 23, 2015).
5.1	Opinion of Merritt & Merritt.
10.1	2020 Equity Incentive Plan.
23.1	Consent of McSoley McCoy & Co.
23.2	Consent of Marcum LLP
23.3	Consent of Merritt & Merritt (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof).

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Burlington, State of Vermont, on October 28, 2020.

THE PECK COMPANY HOLDINGS, INC.

Date: October 28, 2020	By:	/s/ Jeffrey Peck
Jeffrey Peck Chief Executive Officer, Director (Principal Executive Officer)

Date: October 28, 2020	By:	/s/ John Sullivan
John Sullivan Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of The Peck Company Holdings, Inc., a Delaware corporation, do hereby constitute and appoint Jeffrey Peck as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date
/s/ Jeffrey Peck	President, Chief Executive Officer and Director	October 28, 2020
Jeffrey Peck	(Principal Executive Officer)

/s/ John Sullivan	Chief Financial Officer	October 28, 2020
John Sullivan	(Principal Financial and Accounting Officer)

/s/ Daniel Dus	Director	October 28, 2020
Daniel Dus

/s/ Stewart Martin	Director	October 28, 2020
Stewart Martin

/s/ Frederick Myrick	Director	October 28, 2020
Frederick Myrick